SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RLJ ACQUISITION, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-3970903
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-170947

Securities to be registered pursuant to Section 12(g) of the Act:

UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND ONE WARRANT

COMMON STOCK, PAR VALUE $0.001 PER SHARE

WARRANTS TO PURCHASE COMMON STOCK
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of RLJ Acquisition, Inc. (the “Company”). The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-170947), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated by reference herein:

1.
Form of Amended and Restated Articles of Incorporation of the Registrant, to be filed with the Secretary of State of the State of Nevada (incorporated by reference to an exhibit to Amendment No. 3 to Form S-1 of the Registrant filed with the Commission on February 10, 2011).

2.	Form of Amended and Restated Bylaws (incorporated by reference to an exhibit to Amendment No. 1 to Form S-1 of the Registrant filed with the Commission on January 7, 2011).

3.	Specimen Unit Certificate (incorporated by reference to an exhibit to Amendment No. 1 to Form S-1 of the Registrant filed with the Commission on January 7, 2011).

4.	Specimen Common Stock Certificate (incorporated by reference to an exhibit to Amendment No. 1 to Form S-1 of the Registrant filed with the Commission on January 7, 2011).

5.	Specimen Warrant Certificate (incorporated by reference to an exhibit to Amendment No. 1 to Form S-1 of the Registrant filed with the Commission on January 7, 2011).

6.
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to an exhibit to Amendment No. 4 to Form S-1 of the Registrant filed with the Commission on February 14, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

RLJ ACQUISITION, INC.

	By:	/s/ H. Van Sinclair
	Name:	H. Van Sinclair
Date: February 15, 2011	Title:	Chief Executive Officer and President